UNITED STATES

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Honeywell International Inc.

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2022 SHAREOWNER ENGAGEMENT APRIL 2022 0

Proposal 1 – Election of Directors Board Recommendation: FOR each nominee Diverse, Independent, and Highly-Qualified Board ü 9 of 10 nominees are independent ü 4 of 10 of nominees are women ü 5 of 10 of nominees are ethnically or racially diverse ü 1 of 3 committees are chaired by women ü 7 of 10 directors have CEO experience ü 7.7 years average tenure ü Skills and experiences highly relevant for Honeywell Strong ESG Experience ü New director, Rose Lee, has extensive ESG background ü Formally added ESG as a strategic skill on the Board skillset matrix Honeywell’s Board Recommends ‘FOR’ the Election of Each Nominee 2022 Shareowner Engagement – April 2022 1

Proposal 2 – Advisory Vote to Approve Executive Compensation Board Recommendation: FOR Pay-For-Performance ü Executive compensation program designed to link pay with performance ü 92%+ Say-on-Pay over the last 5 years ü Performance-based compensation represents 91% of CEO pay and 86% of pay for other NEOs ü 80% of annual incentive compensation based on performance against quantitative metrics ü 100% of long-term performance plan incentive tied to financial and relative shareowner return metrics ü Robust and balanced program Strong Shareowner Support for Program Design; 92%+ Say-on-Pay Last 5 Years 2022 Shareowner Engagement – April 2022 2

2021 NEO COMPENSATION Annual 2021-2023 Restricted Total Annual Base Incentive Performance Stock Stock Direct NEO Position Salary Plan (ICP) Plan Units Options Units Compensation Darius Adamczyk Chairman and CEO $1,675,616 $ 3,910,000 $ 7,502,309 $ 5,248,350 $ 2,229,920 $ 20,566,195 Gregory P. Lewis SVP, CFO 830,493 1,107,000 2,359,083 1,643,520 689,248 6,629,344 Anne T. Madden SVP, General Counsel 869,458 1,159,000 2,359,083 1,643,520 689,248 6,720,309 † Que Thanh Dallara President and CEO, HCE 676,466 804,000 1,955,276 1,364,250 567,616 5,367,608 Michael R. Madsen President and CEO, AERO 737,052 827,000 1,572,722 1,094,610 466,256 4,697,640 Table reflects elements of pay that the Management Development and Compensation Committee regularly considers as part of its annual decision making. Please refer to page 59 of the 2022 Proxy Statement and Notice of Annual Meeting of Shareowners for footnotes applicable to this table. † Ms. Dallara has submitted her resignation from the Company, which will be effective on May 1, 2022 2021 NEO Compensation Snapshot 2022 Shareowner Engagement – April 2022 3

COMPENSATION DECISIONS DUE TO COVID IMPACT • 2020: No merit increases, 10% base salary upon onset of COVID impact, below target ICP payouts (90% for corporate officers), no change to 2018- 2020 PSUs despite payouts being negatively impacted by an average of over 25% across the business units vs. pre-pandemic estimates. • Q1 2021: 2020-2022 PSUs - the financial targets were adjusted to reestablish pay-for-performance alignment § Original 3-year financial goals set in February 2020 (just before the pandemic hit) became unattainable due to significant adverse impacts of the pandemic on the markets in which we operate (aerospace, energy). No change to 3-year relative TSR goal. Payout cap reduced by 40%. § Details of the change disclosed in 2021 proxy and highlighted during 2021 investor calls – No concerns raised – 93% Say-on-Pay. § Under SEC rules, this change is considered a modification giving rise to incremental reportable compensation – Resulted in higher Summary Compensation Table reported pay for 2021 (e.g., $4.75M incremental for CEO). There were no new awards made. • Q1 2022: 2019-2021 PSUs - weight of metrics adjusted to align with investor experience (no change to original goals) § Throughout 2021, the Management Development and Compensation Committee (MDCC) conducted rigorous due diligence and risk assessment in light of the longer-than-anticipated duration of the pandemic and its economic impact, with focus on pay-for-performance alignment and talent retention. § Total shareowner return for this 3-year plan period was +56%, above the median of Comp Peer Group (61st percentile) – Relative TSR metric weight increased from 25% to 50% to better align payout with performance realized by shareowners. § Financial goal attainment adversely impacted by pandemic (Revenue & ROI = 0% of target; Segment Margin = 60% of target); disproportionate impact from middle year (2020) due to cumulative nature of the plan – Financial metrics weight decreased from 75% to 50% to address extraordinary adverse impact from pandemic. § Resulted in 87% payout for corporate officers (including CEO) – below target (vs. 54% before weight change). • The plan document provides for adjustments for unusual and extraordinary events, and the Board decided that COVID qualified as such an event. In the absence of the severe impacts of the pandemic Black Swan event, these types of changes would not have been considered. • PSU grants made for the 2021-2023 and 2022-2024 performance periods reflect restoration of ‘normal’ operation of the plan. Changes Due to Disruptive Events - Normal Operation of the Program Going Forward 2022 Shareowner Engagement – April 2022 4

CEO COMPENSATION ALIGNED TO RESULTS

CEO PAY AND TOTAL SHAREHOLDER RETURN

CEO granted pay trends versus value of a $100 investment made on the first day of the five-year period


Pay(1)
Indexed TSR
(2)
39 pts(3)
24 pts(3)
2017
2018
2019
2020
2021

	2017	2018	2019	2020	2021
Pay ($000)	16,500	19,247	20,525	19,075	26,100
Indexed TSR	135	124	169	208	208

(1) "Pay" represents SEC reported pay from Proxy Statement Summary Compensation Tables

(2) Light gray section represents $4.75M incremental compensation from the 2020-2022 PSU modification that was made in 2021 (the PSU Modification), not a new grant.

(3) "pts" represent the difference between percent change in CEO Pay (excluding the PSU Modification) and percent change in TSR since 2017.

CUMULATIVE TOTAL SHAREHOLDER RETURN


108%
50%
5-Year

RETURN ON INVESTED CAPITAL


15.9%
10.1%
5-Year Average

RETURN ON ASSETS


9.1%
6.1%
5-Year Average

RETURN ON EQUITY


30.2%
21.1%
5-Year Average

Compensation Peer Group Median* | Honeywell

Honeywell's market cap of $144B almost double that of the Compensation Peer Group Median

Alignment Between Pay and Performance – CEO Tenure

Total shareowner return (TSR) and market cap are as of December 31, 2021. Source: S&P Capital IQ

** As defined on page 55 of the Proxy Statement.*

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PROXY ADVISOR REPORT COMMENTARY Proposal 2 – Say-on-Pay GLASS LEWIS • Recommended vote “FOR” management’s Say-on-Pay resolution. • Noted that the “Company has provided a robust discussion of the potential actions the committee considered, as well as the contextual factors that influenced the decision to apply upward discretion [to the 2019-2021 PSU payout].” • The 2019-2021 PSUs still resulted in “below-target nature of final payouts” and as such “we do not believe the Company's application of upward discretion to be particularly problematic in this instance.” • “Company has clearly disclosed that the 2019-2021 performance cycle was the last overlapping cycle to be severely impacted by the COVID-19 pandemic and that awards made during the year in review reflect a restoration of the normal state compensation program.” ISS • Recommended vote “AGAINST” management’s Say-on-Pay resolution due solely to pandemic-related adjustments to the PSUs. • ISS otherwise evaluated the Company’s Pay-for-Performance (PFP) relationship as “Low Concern,” so there is no PFP disconnect. • The ISS PFP Quantitative Screen also notes that the Company is “Low Concern” – The same as in each of the prior five years. • Conclusion of report states “Pay and Performance appear to be reasonably aligned for the period under review.” COMPANY RESPONSE • Honeywell’s TSR during the pandemic-impacted period was favorable to investors (+23% for 2-years and +68% for 3-years ending 12/31/21). • The pandemic’s impact on the Company was unexpected and significantly adverse. • The management team operated the business extremely well under adverse conditions. • The MDCC made its decisions after rigorous due diligence and risk assessment over multiple meetings. • These decisions are within the MDCC’s authority and the Board’s responsibility to apply business judgment in managing the Company on behalf of its shareowners. The same is reflected in the plan document, which provides authority to make changes for extraordinary items, like “Black Swan” events. • Actions taken were measured and balanced, with full disclosure and transparency about the MDCC’s rationale and process. • No material changes have been made to the ongoing compensation program that shareowners have overwhelmingly supported. Requesting Continued Investor Support of Our Compensation Program 2022 Shareowner Engagement – April 2022 6

2022 SHAREOWNER PROPOSALS OVERVIEW

SH Proposal: Special Shareholder Meeting Improvement

- Request to lower the threshold for shareowners to call a special shareowner's meeting to 10%.

Rationale for 'Against' Vote:

- Honeywell has lowered the threshold for calling a special shareowner meeting to 15%.
- 15% threshold is the same or lower than 80% of the S&P500.
- Risk that corporate resources, time, and attention will be diverted to address a potential abuse of a lower threshold by a small minority of shareowners is unwarranted given existing corporate governance best practices that protect shareowner rights.

SH Proposal: Climate Lobbying Report

- Evaluate and report on alignment of lobbying activities with Paris Agreement goals and plans to mitigate risks presented by any misalignment.

Rationale for 'Against' Vote:

- Honeywell has conducted an evaluation and issued a fully responsive report, available at investor.honeywell.com.
- Honeywell supports the goals of the Paris Agreement.
- Commitment to Scope 1 and Scope 2 carbon neutrality by 2035; commitment to establish SBTi-aligned targets, including Scope 3.

SH Proposal: Environmental and Social Due Diligence

- Report on due diligence process to identify and address environmental social risks related to emissions, spills, or discharges from Company operations and value chain.

Rationale for 'Against' Vote:

- Honeywell has issued a fully responsive report, available at investor.honeywell.com.
- >$4B spent over 18 years to restore legacy sites to productive use; ~3,000 acres restored as valuable community assets.
- <$500K of environmental fines/penalties from current operations over the past 5 years.
- Safety record >4x better than the average of industries in which Honeywell operates.

Honeywell's Board Recommends 'AGAINST' Each of the Shareowner Proposals

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Proposal 4 - Shareowner Proposal: Special Shareowner Meeting Improvement Board Recommendation: AGAINST PROPOSAL: Give owners of a combined 10% of Honeywell outstanding common stock the power to call a special shareholder meeting. RATIONALE FOR THE BOARD’S RECOMMENDATION: Shareowners holding 15% of Honeywell’s outstanding shares already have the right to call a special meeting (either in person or in a virtual format) at any time. • In 2018, the Company lowered the threshold necessary for shareowners to call a special meeting from 20% to 15%, which is the same or lower than 80% of the S&P500. • Further lowering the threshold to 10% would make the Company an outlier, creating potential for abuse of shareowners’ existing right to call a special shareowner meeting. • Honeywell’s robust shareowner outreach and engagement program provides shareowners with numerous avenues to voice their opinions and encourage Board accountability and responsiveness to shareowner feedback. • In a change in control scenario, the ability for a small minority of shareowners to call a special meeting can undermine management and the Board’s ability to obtain the highest value for existing shareowners. • A 10% threshold could be abused by a small minority of shareowners to pursue narrow interests, causing significant disruption, diversion of Board and management time and attention, waste of corporate resources, and potential harm to corporate performance – all of which would put total shareowner return at risk. • A 10% threshold is not warranted given existing corporate governance best practices that protect shareowner rights (including, but not limited to, no poison pill, annually elected board, no supermajority voting, and proxy access). • The top 10 shareowners hold approximately 28% of outstanding shares – reaching 15% of the outstanding shares to call a meeting is not burdensome. Board Recommends Voting ‘AGAINST’ the Shareowner Proposal 2022 Shareowner Engagement – April 2022 8

COMMITTED TO GOVERNANCE BEST PRACTICES

Year	Enhancement
2016	• Published Supplier Code of Business Conduct. • Initiated significant changes to our executive compensation program in response to shareowner feedback.
2017	• Amended Corporate Governance Guidelines to improve board refreshment. • Instituted formal Board skills and experience matrix.
2018	• Nominated a new director for election to the Board by our shareowners under an enhanced recruitment process. • Reduced ownership threshold to call a special meeting of shareowners from 20% to 15%.
2019	• Adopted executive approval requirements to increase oversight of trade association memberships and policy to instruct trade associations not to use our dues for political contributions. • Reduced the total number of public company boards on which any director may sit from five to four. • Formalized equivalency of independent Lead Director and independent Chairman roles and responsibilities. • Amended committee charters to formalize areas of risk oversight responsibility.

Year	Enhancement
2020	• Enhancements to political contributions disclosure, including disclosure of >$50K trade association memberships. • ESG reporting in-line with SASB and TCFD. • Proactive refreshment of Board composition and leadership. • Established a bi-partisan Political Contributions Advisory Board to ensure alignment of HIPAC political contributions with Company values.
2021	• Adopted requirement to interview diverse candidates prior to selecting new directors. • Assigned responsibility for oversight of overall ESG performance, strategy, and risks to the Corporate Governance and Responsibility Committee. • ESG considerations integrated into enterprise risk management framework • Appointed Chief Sustainability Officer, Chief Inclusion and Diversity Officer, and General Counsel for ESG. • Honeywell rated a “trendsetter” on the CPA-Zicklin Index for providing transparency into its political contributions and lobbying activities.
2022	• ESG added to Board Skill Set Matrix as a new strategic skill. • Political Contributions Advisory Board mandate expanded to include review of trade association memberships and alignment with sustainability objectives. • Commitment to publicly disclose the Company's EEO-1 Report annually.

Continuous Enhancement of Corporate Governance and Disclosure Practices

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PROXY ADVISOR REPORT COMMENTARY Proposal 4 – Special Shareholder Meeting Improvement GLASS LEWIS • Recommended vote “AGAINST” proponent’s resolution. • In order to prevent abuse and waste of corporate resources by a very small minority of shareowners, shareowners representing at least a sizable minority of shares should support a special meeting prior to it being called. • The Company has already adopted a 15% threshold for calling a special meeting. • The Company has other corporate governance best practices, including proxy access, a declassified board, a majority vote standard for the election of directors, and no poison pill. ISS • Recommended vote “FOR” proponent’s resolution. • Lowering the ownership threshold for shareowners to call a special meeting from 15% to 10% would enhance shareowners' ability to make use of the right. • The likelihood of abuse would remain small given the Company’s ownership structure. COMPANY RESPONSE • Maintaining the existing threshold of 15% is appropriate and compares favorably to thresholds in place at most S&P500s. • Lowered threshold would be disruptive to Company performance, enabling a small number of shareowners to divert Board/management attention and corporate resources away from critical busines objectives with potentially adverse impacts on business performance and TSR. • Further reduction is unwarranted given the corporate governance best practices that are already in place. • Honeywell’s governance practices are well-recognized (recognitions include: Ethisphere’s World’s Most Ethical Companies and Golden Peacock Award for Corporate Social Responsibility). Requesting Continued Investor Support for Maintaining the 15% Threshold 2022 Shareowner Engagement – April 2022 10

Proposal 5 - Shareowner Proposal: Climate Lobbying Report Board Recommendation: AGAINST PROPOSAL: Request that the Board conduct an evaluation and issue a report describing if, and how, Honeywell’s lobbying activities (direct and through trade associations and other organizations) align with the goal of the Paris Agreement and how Honeywell plans to mitigate risks presented by any misalignment. RATIONALE FOR THE BOARD’S RECOMMENDATION: Honeywell has substantially complied by conducting the requested evaluation and issuing a responsive report. • Honeywell substantially complied with the request after receiving the proposal and engaging with the proponent: § The Company assessed its lobbying activities for alignment with Paris Agreement goals, including assessment of public statements by trade associations that receive membership dues of $50,000 or more from Honeywell. § The report is posted on the Company’s Investor Relations website and is available at investor.honeywell.com (see “ESG/ESG Information”). • Honeywell further enhanced its governance framework to enable go-forward monitoring of how political spending aligns with Honeywell’s sustainability objectives. § Expanded the responsibility of the Company’s bipartisan Political Contributions Advisory Board to include review of (i) memberships in third party organizations, like trade associations, and (ii) alignment of proposed disbursements with the Company’s sustainability goals. • Honeywell supports Paris Agreement goals, has committed to Scope 1 and 2 carbon neutrality by 2035 and establishment of SBTi-aligned targets that address Scope 3, and offers technologies to help address the world’s most daunting climate challenges. • We engage with our trade associations to seek alignment with these objectives. Board Recommends Voting ‘AGAINST’ the Shareowner Proposal 2022 Shareowner Engagement – April 2022 11

CLIMATE LOBBYING REPORT HIGHLIGHTS • Scope of Review: Assessed the 16 trade associations that received annual membership dues of $50,000 or greater from Honeywell to assess alignment with Honeywell’s sustainability objectives. We did not assess 527s and other such organizations that focus on electing officials as opposed to advocating for specific policies. • Methodology: To ensure an objective assessment, Honeywell engaged outside organizations – Skadden, Arps, Meagher and Flom and the research arm of the National Journal – to summarize positions taken by these trade associations based on public statements. • Results: No material misalignments, but the review identified three associations with notable differences on climate and energy policy: American Fuel and Petrochemical Manufacturers, National Association of Manufacturers, and the U.S. Chamber of Commerce. • Going Forward: § Communication / Engagement – Honeywell will communicate identified differences and its climate and sustainability policies to the boards of these three associations. § Monitoring – Honeywell will continue to monitor the positions taken by our trade associations. If material differences are identified between Honeywell and our associations, the Company will assess the breadth of the difference, engage with the association to drive alignment, and ultimately incorporate this difference into our review of the utility of ongoing membership in the given association. § Advisory Board Review – On an annual basis, Honeywell’s bipartisan Political Contributions Advisory Board, comprised of leaders representing a cross-section of businesses, functions, and political views, will review all trade associations with annual membership dues of $50,000 or greater for membership approval. This assessment will focus on Honeywell’s core sustainability and climate goals. § Board Oversight – Trade association memberships are reviewed annually with the Corporate Governance and Responsibility Committee. No Material Misalignments; Continued Engagement and Monitoring 2022 Shareowner Engagement – April 2022 12

PROXY ADVISOR REPORT COMMENTARY Proposal 5 – Climate Lobbying Report GLASS LEWIS • Recommended vote “AGAINST” proponent’s resolution. • The Company’s Climate Lobbying report (the Report) sufficiently satisfies the proponent’s proposal. • The Company’s disclosures on how its lobbying activities align with climate considerations significantly lead those of its peers. ISS • Recommended vote “FOR” proponent’s resolution. • Shareholders may benefit from a report that provides information on climate lobbying by trade associations other than the three identified with notable differences. • The Report evaluates the activities of trade associations based on public statements of the organization but does not analyze the actual lobbying conducted by these organizations. • The Report does not assess organizations that may lobby on the Company's behalf but are not trade associations, such as 527s. COMPANY RESPONSE • The Company does not believe the additional assessment and reporting mentioned by ISS are practical, nor would they add incremental value to our shareowners in light of the significant disclosures that are already available. • Assessment of lobbying by 527s is not apt; the primary mission of these and other comparable organizations is to influence selection, nomination, election, appointment, or defeat of candidates to federal, state, or local public office – not to engage in lobbying. • The Company supports the goals of the Paris Agreement, has committed to Scope 1 and 2 carbon neutrality by 2035 and establishment of SBTi-aligned targets that address Scope 3 emissions, and offers technologies to help address the world’s most daunting climate challenges. • We engage with our trade associations to seek alignment with these objectives. • The Company will continue to assess the breadth of the differences in our positions, engage with the relevant associations to seek alignment, and ultimately incorporate any differences into our review of the utility of ongoing membership in the given association. The Company’s Report Satisfies the Proponent’s Proposal 2022 Shareowner Engagement – April 2022 13

Proposal 6 - Shareowner Proposal: Environmental and Social Due Diligence Board Recommendation: AGAINST PROPOSAL: Request for report on Honeywell’s due diligence process to identify and address environmental and social risks related to emissions, spills, or discharges from Honeywell’s operations and value chain. The report should (i) explain the types and extent of stakeholder consultation, and (ii) address Honeywell’s plans to track effectiveness of measures to assess, prevent, mitigate, and remedy adverse impacts on the environment and human health. RATIONALE FOR THE BOARD’S RECOMMENDATION: Honeywell has substantially complied by conducting the requested evaluation and issuing a responsive report. • Honeywell substantially complied with the request after receiving the proposal and engaging with the proponent: § The report is posted on the Company’s website at investor.honeywell.com (see “ESG/ESG Information”). § The report addresses each of the elements requested in the proposal, including a discussion of plans to track effectiveness. • Honeywell maintains a world-class health, safety, and environmental program to identify and address the environmental and social impact of its operations on the surrounding communities and ensure compliance with regulatory standards. § >$4B spent over 18 years to restore legacy sites to productive use; ~3,000 acres restored as valuable community assets. § <$500K of environmental fines/penalties from current operations over the past 5 years. § Safety record over 4x better than the average of the industries in which Honeywell operates. § Recognized by EHS Today Magazine as one of America’s Safest Companies. • Of the matters cited in the proponent’s supporting statements, all but one stem from legacy operations unrelated to current operations. See Appendix (slides 19 and 20) for additional details. • Honeywell has proactively worked to identify legacy properties where restoration may be required and proactively engages with local governments and the surrounding communities to responsibly address these matters. Board Recommends Voting ‘AGAINST’ the Shareowner Proposal 2022 Shareowner Engagement – April 2022 14

RESPONSIBLE MANAGEMENT

Legacy Sites | Responsible Remediation

- Proactive approach to complex remediation challenges.
  - >$4B spent over 18 years to restore legacy sites to productive use; ~3,000 acres restored as valuable community assets.
- Focus on engagement with government agencies and community stakeholders.
- While Honeywell provides input, final remediation plans are decided by cognizant governmental agencies.
- Robust post-remediation monitoring following completion of remediation to ensure ongoing effectiveness.
  - Ongoing data collection and analysis, with periodic governmental agency reviews.
- Because of effective remediation and ongoing monitoring, Honeywell has not encountered post-remediation issues at completed sites.
- No regulatory action or successful litigation arising from remediation implementation or outcomes.[1]

Current Operations | Robust Management System

- World-class health, safety, and environmental management system that is built into the operating system at every site.
- Plan-Do-Check-Act management system to ensure a closed loop, continuous improvement process to identify and address harmful impacts and regulatory requirements.
- Community engagement and communication protocol integrated into impact assessments at every operating site.
- Impact assessments and risk mitigation measures address environmental and social factors above and beyond legal compliance.
- Track record of effective management:
  - Less than $500K assessed as environmental fines/penalties over the past five years.
  - Safety record over 4x better than the average of the industries in which Honeywell operates.

[1]One lawsuit relating to an agency-dictated remedy was dismissed at trial and on appeal.

Restoration of Legacy Sites and Robust Management of Current Operations

2022 Shareowner Engagement – April 2022

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RESPONSIBLE REMEDIATION AND RESTORATION



Buffalo River

- Considered "functionally dead" after more than 100 years of contamination from municipal sewage and industrial discharges.
- One of the most successful revitalization projects in the Great Lakes region.
- Re-emerged as an amenity and asset for landside redevelopment and renewal.
- $23M project cost



Baltimore, MD

- Home to a chemical plant for more than 140 years, leaving 18 acres of contaminated soil and groundwater adjacent to the Inner Harbor.
- Now home to Exelon, Morgan Stanley, Johns Hopkins Medicine, and acres of open space.
- Opened a stretch of waterfront to the public to enjoy views of the harbor and city.
- $118M project cost



Onondaga Lake

- Known as the "Most Polluted Lake in the U.S." for nearly 2 decades.
- One of the largest lake restoration projects in North America.
- Restored 90 acres of wetlands.
- Home to more than 260 wildlife species.
- Now fishable and swimmable; best water quality in 100 years.
- $654M project cost



Jersey City, NJ

- 95-acre waste site formerly used for commercial and industrial purposes.
- Now planned as "Bayfront" – a live-work-play development with waterfront access.
- 20+ acres of public parks.
- Centerpiece of revitalization of the city's west side.
- $635M project cost

>$4B Investment Over 18 Years; ~3,000 Acres Restored as Valuable Community Assets

2022 Shareowner Engagement – April 2022

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PROXY ADVISOR REPORT COMMENTARY Proposal 6 – Report On Environmental Due Diligence GLASS LEWIS • Recommended vote “AGAINST” proponent’s resolution. • Honeywell’s report on Due Diligence Processes to Identify and Address Environmental and Social Risk (the Report) sufficiently satisfies the proponent’s request. • Understands the material risks facing the Company on account of its current and legacy operations, but is not convinced that additional reporting in this respect would help to mitigate such risks. • Believes that the Company's current reporting provides a sufficient basis for shareowners to understand how the Company is identifying, monitoring, and mitigating environmental and social risks associated with its operations. ISS • Recommended vote “FOR” proponent’s resolution. • Shareowners may benefit from knowing more about the Company’s ongoing efforts to ensure remediation activities are effective. • Shareowners may also benefit from more information on how reported incidents are investigated. COMPANY RESPONSE • Although not explicitly requested in the proponent’s proposal, the Company has updated the Report to: § Describe ongoing monitoring processes following completion of remediation projects, noting that (i) it conducts extensive monitoring of remedies post-implementation to ensure effectiveness in tandem with and under agency oversight, and (ii) it has not encountered post- completion litigation or other findings that would indicate problems with an implemented remedy. § Describe its root cause corrective action (RCCA) process for investigating incidents that may arise in the course of its current operations, noting that in the last 5 years, Honeywell has paid less than $500,000 globally in environmental fines or penalties relating to current operations, which for a large complex industrial organization indicates the risk is being well managed. • See Appendix for additional details regarding the matters raised in the proponent’s supporting statements. Report Updated to Provide Additional Insight Into Risk Mitigation Processes 2022 Shareowner Engagement – April 2022 17

APPENDIX

ADDITIONAL DETAILS REGARDING CERTAIN ENVIRONMENTAL MATTERS (1) • The statements submitted in support of the proponent’s proposal (the Proponent’s Statements) do not appropriately represent the performance or risk profile of Honeywell’s current operations under its current management system. § Over the last five years, Honeywell has paid less than $500K in fines and penalties related to environmental matters. § Environmental litigation, settlements, and regulatory findings generally relate to legacy operations where Honeywell has not operated for decades. • The Proponent’s Statements mischaracterize the nature of the Company’s settlement agreements. The settlement agreements referenced in the Proponent’s Statements arise from Honeywell’s legacy operations, rather than current operations or remediation activities. § In general, “settlement” agreements with the EPA or with state and local governments memorialize the environmental remediation plan to be implemented by Honeywell after the governmental agency determines the final plan. These settlements do not represent fines and penalties. For example, the amounts associated with the settlements referenced in the Proponent’s Statements related to Brunswick, GA, San Fernando Valley, CA, and Riegelwood, NC represent EPA-estimated cost to execute the agreed remediation plan. § Other settlements referenced in the Proponent’s Statements, such as the St. Louis River, MN and Elkton Firehole in MD settlements, represent a resolution of our cost responsibility for remediation projects to be implemented by other parties. § The Hudson River, NJ case referenced in the Proponent’s Statements relates to natural resource damages (NRDs). NRDs are legally allowed where past contamination has resulted in historical loss of community access to natural resources. Honeywell is disputing the government agency’s claim because the remediation project is not yet complete, and we do not agree that there were any NRDs. § The settlements with individual community members that are referenced in the Proponent’s statements, such as the Hoosick Falls, NY, and Jersey City, NJ chromium-related settlements, were to resolve liabilities arising from historical operations. Honeywell vigorously defends against meritless claims. § Honeywell’s management system addresses impacts at affected sites to bring them back to productive use in the communities, and the effectiveness of those remedies is monitored after project completion in cooperation with, and under the oversight of, the relevant environmental agencies. 2022 Shareowner Engagement – April 2022 19

ADDITIONAL DETAILS REGARDING CERTAIN ENVIRONMENTAL MATTERS (2) • Additional information regarding sites mentioned in the Proponent’s Statements: § The Proponent’s Statements ascribe negative intentions relative to Honeywell’s support of NY state’s designation of a Tonawanda, NY site as a Brownfield rather than a Superfund site. Brownfield classification is not a less stringent or less protective program. In fact, classification as a Brownfield site enables faster return of the site to community use. Both the Brownfield and state Superfund projects in Tonawanda are overseen by the state, with the state agency approving both programs and ensuring that the outcomes are protective. § The Proponent’s Statements cite an allegation that the cap installed as part of the Onondaga Lake remediation project broke three times as evidence that the site still poses material risks. The events referenced in the report were instances where the cap shifted during the installation phase of the remediation process. Our engineers detected the shifts and modified the design/engineering to correct the issue. The cap has been continuously monitored since completion of remediation, and no breakage or leaks have been detected. § Honeywell representatives participated in outreach with the Onondaga Nation and other community members in the areas surrounding Onondaga Lake. Since then, the Onondaga Nation has chosen to consult on a Nation-to-Nation relationship basis with EPA and NYSDEC. § The Proponent’s Statements mention lawsuits associated with our Metropolis, IL facility. Due to the nature of the operations, the facility is heavily regulated by the government and subject to strict standards. Honeywell’s robust health, safety, and environmental systems and processes ensure that we remain in compliance with those strict standards. The lawsuits allege that the facility harmed local residents. Because of the strict standards placed on the facility and our adherence to them, we believe these lawsuits are meritless and will vigorously defend our position. • A discussion of ongoing monitoring processes following completion of remediation projects has been added to the report on Honeywell’s Due Diligence Processes to Identify and Mitigate Environmental and Social Risk (the Report). • A discussion of Honeywell’s root cause corrective action (RCCA) process for investigating incidents that may arise in the course of current operations has been added to the Report. 2022 Shareowner Engagement – April 2022 20 20

2022 Shareowner Engagement – April 2022 21